Exhibit 5.1

June 30, 2005

Buckeye Partners, L.P.

5002 Buckeye Road

P.O. Box 368

Emmaus, PA 18049

Ladies and Gentlemen:

We have acted as counsel to Buckeye Partners, L.P., a Delaware limited partnership (the “Partnership”), and Buckeye GP LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”), in connection with the Partnership’s offer and sale (the “Offering”) of $125,000,000 of its 5.125% Notes due 2017 (the “Notes”) pursuant to the Registration Statement  on Form S-3 (Reg. No. 333-116540) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), as filed with the Securities and Exchange Commission (the “SEC”).  The Notes will be issued under an Indenture dated as of July 10, 2003 (the “Base Indenture”) among the Partnership and SunTrust Bank, as trustee (the “Trustee”), as supplemented by a Fourth Supplemental Indenture dated as of the date hereof (the “Supplemental Indenture,” and, together with the Base Indenture, the “Indenture”).

In connection with this opinion letter, we have examined the Registration Statement, the form of Note, the Indenture and originals, or copies certified or otherwise identified to our satisfaction, of such records of the proceedings of the General Partner and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

We have also assumed for purposes of our opinion that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Indenture constitutes a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that, when the Notes are executed by duly authorized officers of the General Partner as general partner of the Partnership as provided in the Indenture, and the Notes are duly authenticated by the Trustee and are delivered by the Partnership against receipt of the purchase price therefor pursuant to the underwriting agreement entered into in connection with the Offering, the Notes will constitute valid and binding obligations of the Partnership enforceable against it in accordance with their terms.

The opinions expressed above are subject to the following limitations, qualifications and assumptions:

A.                                   For the purposes of the opinion expressed above, we have assumed that all Notes will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement.

B.                                     The opinions expressed herein are subject to bankruptcy, insolvency, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

C.                                     The opinions expressed herein are limited to the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the laws of the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP